Exhibit 10.2(a)

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is entered into as of May 7, 2009, by and among CryoLife, Inc., a Florida corporation (“CryoLife”), CryoLife Acquisition Corporation, a Florida corporation (“Acquisition Corp”), AuraZyme Pharmaceuticals, Inc., a Florida corporation (“AuraZyme”), CryoLife International, Inc., a Florida corporation (“International”) (CryoLife, Acquisition Corp, International and AuraZyme are sometimes referred to herein together as the “Borrowers” and individually as a “Borrower”), CryoLife, as Borrower Representative, the other Persons party hereto that are designated as a “Credit Party”, General Electric Capital Corporation, a Delaware corporation (the “Agent”), as administrative agent for the several financial institutions from time to time party to this Amendment (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender and L/C Issuer, and such Lenders.

RECITALS

A. The Borrowers, the other Credit Parties signatory thereto, the Lenders signatory thereto from time to time and Agent are parties to that certain Credit Agreement, dated as of March 27, 2008, as amended by that certain Letter Amendment, dated as of January 15, 2009, (as so amended, and as further amended, supplemented, revised, restated, replaced or otherwise modified, the “Credit Agreement”).

B. The Borrowers have requested that Lenders amend the Credit Agreement in certain respects and Lenders have agreed to so amend the Credit Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1. Amendment to Section 1.1(b). Section 1.1(b) of the Credit Agreement is amended by adding the following new clause (viii):

(viii) Tenaxis Letter of Credit. Notwithstanding anything set forth in Section 1.1(b)(i), the L/C Issuer agrees to issue a single Letter of Credit denominated in Euros rather than Dollars in the amount of €107,500 to backstop a letter of credit issued by a German bank for the account of one or more Borrowers to provide credit support for potential legal costs associated with the pending lawsuit by the Borrowers against Tenaxis Medical, Inc. (the “Tenaxis Letter of Credit”). For all purposes under this Agreement, the stated principal amount of the Tenaxis Letter of Credit shall be deemed to be the Dollar Equivalent thereof multiplied by 120%. To the extent that any draw is made under the Tenaxis Letter of Credit, the L/C Issuer shall calculate and notify the Borrower Representative of the Dollar Equivalent of such draw, and the Borrowers shall reimburse the L/C Issuer in Dollars for such draw in accordance with subclause (v) above; provided, however, that upon the written request of the L/C Issuer, the Borrowers shall reimburse the L/C Issuer for such draw in Euros.

2. Amendment to Section 1.8(a). Section 1.8(a) of the Credit Agreement is amended by adding the following at the end of such Section:

The Agent shall calculate, on the first Business Day of each month and more frequently in its sole discretion, the Dollar Equivalent of the Letter of Credit Obligations and Maximum Revolving Loan Balance. If after giving effect to such calculation and solely as a result of changes in the Spot Exchange Rate, the Dollar Equivalent of the outstanding principal balance of Revolving Loans exceeds the Maximum Revolving Loan Balance or the Dollar Equivalent of the Letter of Credit Obligations exceed the L/C Sublimit, then Borrowers shall, in either case, immediately prepay the amount of such excess. Such prepayment shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans in order of the shortest Interest Periods remaining, and shall be accompanied by any amounts required pursuant to Section 10.4 hereof.

3. Amendment to Article IX. Article IX of the Credit Agreement is amended by adding the following Section 9.26 thereto:

Section 9.26 Judgment Currency.

(a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

(b) The obligations of the Borrowers in respect of any sum due from it to the Agent., the L/C Issuer or Lenders hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by Agent, L/C Issuer or such Lender of any sum adjudged to be so due in such Other Currency the Agent, L/C Issuer or such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due the Agent, L/C Issuer or such Lender in the Original Currency, Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent, L/C Issuer or such

Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to the Agent, L/C Issuer or such Lender in the Original Currency, the Agent, the L/C Issuer or such Lender shall remit such excess to the Borrowers.

4. Amendment to Section 11.1. Section 11.1 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Dollar Equivalent” means with respect to an amount denominated in Euros on any date, the amount of Dollars that may be purchased with such amount of Euros at the Spot Exchange Rate on such date.

“EMU” means the Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the European Union for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

“Euro” and “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

“Original Currency” shall have the meaning ascribed in Section 1.1(b)(ix).

“Other Currency” shall have the meaning ascribed in Section 1.1(b)(ix).

“Spot Exchange Rate” means, at any date of determination thereof, the U.S.-dollar foreign-exchange rate for Euros for the most recent reported date published by the Wall Street Journal on its website at http://online.wsj.com on the “Exchange Rates: New York Closing Snapshot” page (or such other page as may replace such page on such service for the purpose of displaying the New York Closing foreign-exchange rate for the conversion of Dollars into Euros or Euros into Dollars); provided that if there shall at any time no longer exist such a page on such service, the foreign-exchange rate shall be determined by reference to another similar rate publishing service selected by the Agent and reasonably acceptable to the Borrowers.

“Tenaxis Letter of Credit” shall have the meaning ascribed in Section 1.1(b)(viii).

“Treaty on European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty

(which was signed in Maastricht on February 7, 1992 and came into force on November 1, 1993).

B. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until Agent shall have received duly executed signature pages to this Amendment from the Required Lenders, Borrowers, L/C Issuer, Agent and each Credit Party.

C. REPRESENTATIONS

Each Credit Party hereby represents and warrants to Lenders, L/C Issuer and Agent that:

1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) are not in contravention of any provision of such Credit Party’s certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person;

2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

3. Both before and after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof.

D. OTHER AGREEMENTS

1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

2. Reaffirmation of Guaranty. Each Credit Party consents to the execution and delivery of this Amendment by all parties hereto and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty and Security Agreement to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Credit Party acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of any Borrower to the Lenders or any other obligation of Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of Borrowers, the Guaranty to which such Credit Party is a party (i) is and shall continue to be a primary obligation of such Credit Party, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Credit Party under the Guaranty to which such Credit Party is a party.

3. Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Agent, the L/C Issuer and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

4. Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders, the L/C Issuer and Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.

7. Costs and Expenses. The Borrowers agree to pay on demand all costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Agent with respect thereto.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[signature pages to follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

CRYOLIFE, INC.

By:	/s/ D. A. Lee
Title: EVP, COO and CFO

CRYOLIFE ACQUISITION CORPORATION

By:	/s/ D. A. Lee
Title: VP and CFO

AURAZYME PHARMACEUTICALS, INC.

By:	/s/ D. A. Lee
Title: VP Finance and CFO

CRYOLIFE INTERNATIONAL, INC.

By:	/s/ D. A. Lee
Title: VP, CFO

AGENT. L/C ISSUER AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, L/C Issuer and sole Lender

By:	/s/ Ryan G.
Its Duly Authorized Signatory